As filed with the Securities and Exchange Commission on December 2, 2019

Registration No. 333-215151

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SHAW COMMUNICATIONS INC.

(Exact Name of Registrant as Specified in Its Charter)

Alberta, Canada	Not Applicable
(Province or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

SUITE 900 630-3RD AVENUE S.W.

CALGARY, ALBERTA

CANADA T2P 4L4

(403) 750-4500

(Address and telephone number of Registrant’s principal executive offices)

CT CORPORATION SYSTEM

111 EIGHTH AVENUE, 13TH FLOOR

NEW YORK, NY 10011

(212) 894-8940

(Address and telephone number of agent for service)

Copies to:

Trevor English Shaw Communications Inc. Suite 900 630 – 3rd Avenue S.W. Calgary, Alberta Canada T2P 4L4 (403) 750-4500	Jeffrey R. Kesselman, Esq. Sherman & Howard L.L.C. 633 Seventeenth Street Suite 3000 Denver, Colorado 80202 (303) 297-2900

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters the securities that remain unsold under the registration statement as of the date hereof.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act .  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Form F-3 Registration Statement, Registration No. 333-215151, filed on December 16, 2016 (the “Prior Registration Statement”), which registered an aggregate amount of 10,000,000 shares of Class B Non-Voting Participating Shares (“Class B Shares”) of Shaw Communications Inc. (the “Company”) relating to the Company’s amended and restated dividend reinvestment plan (the “Plan”).

The Company will no longer issue its Class B Shares to participants in the Plan. Instead, as permitted by the Plan, Class B Shares purchased by Plan participants with cash dividends declared on their shareholdings will be purchased on the Toronto Stock Exchange in open market purchases.

As of the date of this Post-Effective Amendment, the Company has issued 698,462 Class B Shares to Plan participants under the F-3 Registration Statement. Accordingly, the Company hereby removes from registration the remaining 9,301,538 Class B Shares of the Company previously registered but not sold or otherwise issued under the Plan as of the filing of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment to the Prior Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on December 2, 2019.

SHAW COMMUNICATIONS INC.

By:	/s/ Trevor English
Name: Trevor English
Title: Executive Vice President, Chief Financial and Corporate Development Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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